UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 23, 2007


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)


         1-5721                                           13-2615557
(Commission File Number)                       (IRS Employer Identification No.)


         315 PARK AVENUE SOUTH
           NEW YORK, NEW YORK                                     10010
(Address of Principal Executive Offices)                       (Zip Code)


                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.


         On January 23, 2007, Leucadia National Corporation ("Leucadia"), through its subsidiary, STi Prepaid, LLC (the "Buyer"), entered into an agreement to acquire a 75% interest in the telecommunications business of Telco Group, Inc. and its affiliates (the "Acquired Business") pursuant to an Asset Purchase and Contribution Agreement, dated January 23, 2007 (the "Asset Purchase Agreement"), by and among Leucadia's subsidiaries, Baldwin Enterprises, Inc. and the Buyer, and Telco Group, Inc, and its affiliates, STi Phonecard Inc., Dialaround Enterprises Inc., STi Mobile Inc., Phonecard Enterprises Inc., VoIP Enterprises Inc., STi PCS, LLC, Tawfik & Partners, SNC, STi Prepaid & Co. and STi Prepaid Distributors & Co. and Samer Tawfik, an individual. The purchase price for Leucadia's interest in the Acquired Business is $120,000,000 in cash, subject to adjustment based on working capital and certain liabilities relating to the Acquired Business. Upon consummation of the transaction, Mr. Tawfik will retain a 25% interest in the Buyer and will be its chief executive officer. Consummation of the transaction, which is subject to customary closing conditions, including receipt of regulatory approvals, is expected to occur during the second quarter of 2007.

         Telco and its affiliates are providers of international prepaid phone cards, prepaid wireless and other telecommunications services in the United States, with unaudited annual revenues of approximately $500,000,000 for the fiscal year ended December 31, 2006.










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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 24, 2007

                                        LEUCADIA NATIONAL CORPORATION

                                        /s/ Joseph A. Orlando
                                        -------------------------------------
                                        Name:  Joseph A. Orlando
                                        Title: Vice President and Chief
                                               Financial Officer




























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